UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
November 30, 2007

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place, Suite 200 Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)
(205) 870-1939
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities
On November 30, 2007, CapitalSouth Bancorp (“CapitalSouth”) issued 98,947 shares of its common stock to James C. Bowen. The shares were issued at a price of $9.80 per share based on the high and low trading prices of CapitalSouth common stock on November 29, 2007 upon the conversion of $969,680.60 of principal of the $6.5 million note issued to Mr. Bowen in connection with the merger of Monticello Bancshares, Inc. into CapitalSouth on September 14, 2007 (the “Merger”). As discussed in CapitalSouth’s Form 8-K dated September 14, 2007, Mr. Bowen received $8 million in notes in connection with the Merger, and pledged $1.5 million as security for Mr. Bowen’s indemnification obligations.
The issuance of the shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The 98,947 shares of common stock to be issued to Mr. Bowen are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP
December 4, 2007	By	/s/ Carol W. Marsh
Carol W. Marsh
Senior Vice President, Secretary and Chief Financial Officer